UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 29, 2009

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

 (State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

 (Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement.

On September 29, 2009, YTB International, Inc. (the “Company”) executed a Loan Modification, Renewal, and Extension Agreement (the “Agreement”) with FH Partners LLC (“FH Partners”) with respect to the Company’s headquarters located in Wood River, Illinois.  The Company purchased the headquarters property in 2006 and obtained financing for the purchase through a loan from Meridian Bank (the “Loan”).  In 2008, Meridian Bank was closed by the Illinois Department of Financial and Professional Regulation, Division of Banking, and as a result, the Company’s Loan and related documents were taken over by FH Partners.

The Agreement renews the note executed by the Company in connection with the Loan, and subsequently extended in July 2008 (the “Note”), in the new amount of $1,918,338.74 and extends the maturity of the Note and Loan to April 30, 2010.  An additional principal installment in the amount of $300,000 is due and payable on September, 30, 2009, which the Company paid timely, and a second additional principal installment in the amount of $200,000 is due and payable on December 31, 2009.  The amount due under the Note bears interest at a rate of 8.0% annually or, in the alternative at the  Company’s option, prime plus 4% subject to the Company’s timely payments and the additional payment of $200,000.

In the event of default, as defined in the Note, FH Partners has the right to declare the entire unpaid balance of principal and interest on the Note due and payable.  Default is defined in the Note as (i) a default in the payment of any installment due; (ii) the Company’s insolvency; (iii) an inaccurate or untrue statement contained in the Note or financial statements of the Company; or (iv) any other default under the terms of the Note.  All other terms of the Note and the Loan, including the representations and warranties, remain unchanged.

In connection with the execution of the Agreement, the Company granted FH Partners a mortgage on certain property (the “Property”) as additional security for the Note, as evidenced by a Mortgage executed by the Company on September 29, 2009 (the “Mortgage”).  Under the Mortgage, the Company assigned and conveyed to FH Partners all rights, title and interest in existing or future leases for use of the Property and all rents and profits that pertain to the use of the Property.  In the event of default, as defined in the Mortgage, FH Partners has the right to foreclose on the Property and take possession or declare all payments immediately due and payable.  Default is defined in the Mortgage as (i) failure to make any payment on the Note; (ii) a breach of any term in the Mortgage or related documents; (iii) an inaccurate or untrue statement contained in the Mortgage; (iv) the dissolution or insolvency of the Company; (v) a good faith belief by FH Partners that it is insecure with respect to the Company or that the prospect of payment has been impaired; (vi) a material adverse change in the Company’s business or financial condition; or (vii) use of the loan proceeds for a purpose that contributes to the excessive erosion of highly erodible land or the conversion of wetlands to produce an agricultural commodity.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 above is incorporated under this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: October 5, 2009	By:	/s/ John D. Clagg
Name: John D. Clagg
Title: Chief Financial Officer